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                                                                    EXHIBIT 23.9

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of RoTech Medical Corporation (as filed on August 27, 1996) of our report dated July 29, 1996, on the financial statements of Wound Management Services, Inc. as of December 31, 1995, and for the year ended, which is included in RoTech Medical Corporation's Form 8-K/A dated April 1, 1996 as filed on June 4, 1996.



                                                 /s/ Michael Galloway & Company


August 27, 1996
Orlando, Florida